Exhibit 99

OFG Bancorp Reports 1Q14 Results

SAN JUAN, Puerto Rico, April 28, 2014 – OFG Bancorp (NYSE: OFG) today reported results for the first quarter ended March 31, 2014.

1Q14 Highlights

•         Income available to common shareholders totaled $20.3 million, or $0.42 per share diluted, compared to $16.6 million, or $0.35 per share diluted, in the preceding quarter and $17.7 million, or $0.37 per share, in the first quarter of 2013. 1Q14 results included a gain on the sale of securities of $4.4 million.

•         Net interest margin continued strong at 5.90% compared to 6.01% in the fourth quarter of 2013, which benefited from some non-recurring items.

•         Puerto Rico government related loan and investment security balances (excluding obligations of municipalities) fell 13.6%, to $545.5 million at March 31, 2014, from $631.6 million at December 31, 2013.

•         OFG’s strong credit quality continued to improve, with declines in the non-performing loan rate for the fourth quarter in a row and in net charge offs ratio for the third straight quarter, both excluding acquired loans.

•         Cost of deposits fell by 7 basis points, to 80 bps, from the fourth quarter of 2013, as OFG successfully grew demand and savings account balances in both dollars and as a proportion of deposits.

•         Tangible book value per common share of $14.07 at March 31, 2014 increased 3.5%, from $13.60 at December 31, 2013, while book value per common share of $16.23 grew 3.1%, from $15.74 at December 31, 2013.

•         Performance metrics were in line with OFG’s targets, with return on average assets of 1.18%, return on average tangible common stockholders' equity of 12.86%, and efficiency ratio of 50.03%.

•         Late in the first quarter of 2014, OFG repurchased a total of 707,400 common shares, at an average price of $14.66 per share, as part of its current stock repurchase program.

CEO Comment

José Rafael Fernandez, President, Chief Executive Officer, and Vice Chairman, commented:

“OFG has delivered another strong quarter – our fifth consecutive one – since the close of the BBVA PR acquisition. We continued to show impressive growth in book value and capital, with little or no noise in the numbers.”

“In particular, our innovative products and high service levels are building our franchise and brand value by attracting new customers, expanding core deposits, and lowering cost of funds. Employee enthusiasm and growth momentum positions us well to be successful and differentiate Oriental in the market.”

“Puerto Rico has made some good progress in addressing its fiscal situation and in meeting its immediate liquidity needs. While the economic environment is still challenging, we have proven our ability over the years to navigate such conditions.

“Looking beyond 2014, we expect a notable increase in reported earnings as non-cash, amortization of the FDIC indemnification asset will be significantly lower.”

1Q14 Income Statement Highlights

Table 1	1Q14			4Q13
($ in millions)	Reported GAAP	Adjust-ments	Adjusted Non-GAAP	Reported GAAP	Adjust-ments[1]	Adjusted Non-GAAP
Loan income: non-covered	$85.2	$--	$85.2	$92.6	$9.5	$83.1
Loan income: covered	23.4	1.6 [2]	21.8	25.9	3.0	22.9
Total loan income	108.6	1.6	107.0	118.5	12.5	106.0
Provision for loan and lease losses (ex. acquired loans)	(5.6)	--	(5.6)	(6.9)	--	(6.9)
Provision for acquired loan and lease losses	(6.1)	--	(6.1)	(5.7)	(2.8)	(2.9)
Total provision for loan and lease losses	(11.7)	--	(11.7)	(12.6)	(2.8)	(9.8)
Banking service revenues	10.6	--	10.6	7.8	(2.9)	10.7
Wealth management revenues	6.9	--	6.9	7.8	1.0	6.8
Mortgage banking activities	2.0	--	2.0	1.9	--	1.9
FDIC shared-loss expense	(18.5)	(1.3) [2]	(17.2)	(20.5)	(2.4)	(18.1)
Total non-interest expenses	(61.5)	--	(61.5)	(65.7)	(4.4)	(61.3)
Gain on sale of securities	4.4	4.4 [3]	--	--	--	--

(1) Adjustments as discussed in 4Q13 Conference Call presentation, dated February 4, 2014

(2) Cost recoveries for the quarter for the covered commercial portfolio and related impact on FDIC share loss expense

(3) Sale of $110.8 million of MBS at a gain of $4.4 million

The following compares the first quarter 2014 to the fourth quarter of 2013 with items removed from both periods, as reflected in Table 1.

•         Non-covered loan income increased 2.5%, to $85.2 million from $83.1 million, primarily reflecting better re-pricing in certain commercial loans.

•         Provision for loan and lease losses, excluding acquired loans, fell to $5.6 million from $6.9 million, while provision for acquired loans and leases increased.

•         Banking service revenues continued at steady levels, with revenues of $10.6 million compared to $10.7 million.

•         Wealth management revenues increased slightly. Despite weaker market conditions, revenues totaled $6.9 million compared to $6.8 million.

•         Mortgage banking activities also increased. Revenues totaled $2.0 million compared to $1.9 million, but OFG expects headwinds in the quarters ahead from new regulations likely to reduce origination volume.

•         FDIC indemnification asset amortization continued as expected, at $17.2 million compared to $18.1 million. Reported FDIC shared loss expense, at $18.5 million for 1Q14, was reduced due to lower cost recoveries versus 4Q13.

•         Non-interest expenses were slightly higher, at $61.5 million compared to $61.3 million, reflecting higher costs on foreclosed real estate.

•         Sale of securities. OFG sold $110.8 million of mortgage-backed securities (MBS), yielding 2.45%, at a gain of $4.4 million, taking advantage of market opportunities to realize gains and reduce some interest rate sensitivity. The securities were owned by the IBE subsidiary, which has tax advantages on its earnings and gains.

March 31, 2014 Balance Sheet Highlights

•         Demand deposit and savings account balances resulted in an improved funding profile. At $3.4 billion, these balances were up 3.9% on a sequential quarter basis and 9.2% year over year, and now account for 63.4% of OFG’s deposit base, compared to 60.1% at December 31, 2013 and 55.3% a year ago.

•         Puerto Rico government related debt fell as $98.7 million in principal amount of privately-placed securities were repaid by the issuer at par late in the first quarter of 2014.

•         Average interest earning assets declined to $7.1 billion for the first quarter of 2014, from $7.3 billion for the fourth quarter of 2013. This was primarily due to the (i) contractual maturities late in the fourth quarter of 2014 of $142.5 million in Puerto Rico government related loans, in addition to the securities repaid in 1Q14; (ii) the previously mentioned sale of MBS; and (iii) normal prepayment of MBS of approximately $55 million.

•         Total stockholders’ equity of $896.5 million at March 31, 2014 increased 1.3% from $884.9 million at December 31, 2013, reflecting increases in retained earnings and other comprehensive income, partially offset by stock repurchases.

•         Stock repurchases. OFG utilized $10.4 million of existing Board authority to repurchase 707,400 shares. Approximately $23.1 million of authorization remains. Due to the timing of these repurchases, weighted average diluted shares declined approximately 389,000; the balance will affect the second quarter of 2014.

Credit Quality Highlights

OFG’s strong credit quality continued to improve in the first quarter of 2014. Auto loan quality began to stabilize as organically generated business has become more seasoned, while mortgage portfolio quality has continued to improve.

•         Net charge offs (excluding acquired loans) declined to $5.2 million from $5.4 million in the fourth quarter of 2013. This reflected a drop in mortgage charge offs, partially offset by an increase from auto loans as collection and recovery processes continue to improve after a systems conversion in 4Q13.

•         Nonperforming loan rates (excluding acquired loans) continued to fall, to 3.25% in the first quarter of 2014 compared to 3.32% in the fourth quarter of 2013 and 9.31% in the year ago quarter.

•         Allowance for loan and lease losses (excluding acquired loans) increased slightly to $49.5 million compared to $49.1 million in the fourth quarter of 2013. OFG continues to hold a coverage ratio of reserves to loans of 1.95%.

Oriental Starts 50th Anniversary Celebration

During the first quarter of 2014, Oriental kicked off its 50th anniversary celebration by highlighting the bank’s strong financial performance, its track record of bringing innovative banking and financial services to Puerto Rico, and its tradition of helping communities.

“We are very grateful for our clients’ continuous support and the commitment of our more than 1,500 employees to become a leading institution in Puerto Rico,” said Mr. Fernández. “Oriental Bank began its business as a small savings and loan institution, helping residents finance the purchases of their first homes. Today, we are one of the leading banks in Puerto Rico. Throughout our 50-year history, we have made it a priority to help our clients manage their finances well. Along the way, we have demonstrated impressive financial performance, overcome challenges, and delivered solid returns to our stockholders.”

More details related to Oriental’s 50th Anniversary Celebration will be announced over the course of 2014.

Non-GAAP Financial Measures

From time to time, OFG uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. OFG presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

OFG’s management has reported and discussed the results of operations herein both on a GAAP basis and on an adjusted, non-GAAP basis that excludes certain items. The reconciliation of the tangible book value per common share and tangible common stockholders’ equity to the reported GAAP measures is presented in Table 9 of OFG’s Financial Supplement for the quarter ended March 31, 2014. The reconciliation of the adjusted, non-GAAP income statement is shown above in Table 1 of this news release.

Conference Call

A conference call to discuss OFG’s results for the first quarter of 2014, outlook and related matters will be held Tuesday, April 29, 2014 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter ended March 31, 2014, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 50th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 55 financial centers. Investor information can be found at www.ofgbancorp.com.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2014 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary	1
Table 2:	Statements of Operations	2
Table 3:	Statements of Financial Condition	3-4
Table 4:	Information on Loans and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	7-8
Table 7:	Allowance for Loan and Lease Losses	9
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	10
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	11-12
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	13
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (2)(3)
		2014	2013	2013	2013	2013
(Dollars in thousands, except per share data) (unaudited)		Q1	Q4	Q3	Q2	Q1
Earnings
Net interest income		$103,398	$110,671	$99,091	$106,295	$93,616
Non-interest income, net (core)	(4)	19,423	17,546	21,675	23,395	22,651
Operating expenses		61,453	65,650	63,273	68,821	66,809
Provision for loan and lease losses		11,691	12,593	12,974	38,738	8,588
FDIC shared-loss expense, net		18,487	20,466	15,965	19,965	12,871
Net income before income taxes		35,532	29,608	26,206	5,606	28,318
Effective income tax rate		33.17%	32.13%	25.13%	-569.64%	25.16%
Net income		23,747	20,094	19,621	37,540	21,192
Net income available to common stockholders		$20,282	$16,628	$16,156	$34,074	$17,727
Common Share Statistics
Earnings per common share - basic	(7)	$0.45	$0.36	$0.35	$0.75	$0.39
Earnings per common share - diluted	(8)	$0.42	$0.35	$0.34	$0.68	$0.37
Average common shares outstanding		45,329	45,674	45,927	45,630	45,595
Average common shares outstanding and equivalents		52,598	52,987	53,322	52,968	52,892
Cash dividends per common share	(23)	$0.08	$0.08	$0.06	$0.06	$0.06
Book value per common share (period end)		$16.23	$15.74	$15.63	$15.45	$15.44
Tangible book value per common share (period end)	(9)	$14.07	$13.60	$13.47	$13.27	$13.25
Balance Sheet (Quarterly Average Balances)
Loans held for investment	(10)	$5,007,347	$5,117,264	$5,136,745	$5,056,269	$5,088,059
Interest-earning assets		7,108,864	7,302,033	7,438,957	7,535,360	7,747,454
Total assets		8,041,159	8,326,879	8,424,466	8,525,996	8,838,123
Interest-bearing deposits		4,835,146	4,914,335	4,811,176	4,850,631	4,836,908
Total deposits		5,332,515	5,535,093	5,654,274	5,612,811	5,593,728
Borrowings		1,632,782	1,742,115	1,734,769	1,863,383	2,198,599
Stockholders' equity		894,636	881,131	868,314	864,654	860,989
Common stockholders' equity		728,766	715,261	702,444	698,784	695,112
Performance Metrics
Net interest margin	(11)	5.90%	6.01%	5.28%	5.66%	4.90%
Return on average assets	(12)	1.18%	0.97%	0.93%	1.76%	0.96%
Return on average tangible common stockholders' equity	(13)	12.86%	10.78%	10.71%	22.75%	11.92%
Efficiency ratio	(14)	50.03%	51.20%	52.39%	53.07%	57.46%
Full-time equivalent employees, period end		1,546	1,534	1,558	1,573	1,565
Credit Quality Metrics	(15)
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$49,507	$49,081	$47,573	$45,701	$42,334
Allowance as a % of loans held for investment		1.95%	2.04%	2.03%	2.55%	2.88%
Net charge-offs	(21)	$5,199	$5,427	$5,058	$32,552	$3,383
Net charge-off rate	(16)	0.86%	0.91%	1.02%	8.89%	1.06%
Early delinquency rate (30 - 89 days past due)	(17) (18)	4.51%	4.97%	4.16%	5.72%	5.88%
Total delinquency rate (30 days and over)	(17) (18)	8.10%	8.92%	8.04%	10.42%	15.02%
Capital Ratios	(19)
Leverage ratio		9.51%	9.11%	8.74%	8.54%	8.07%
Tier 1 common ratio		10.79%	10.44%	10.24%	10.09%	9.56%
Tier 1 risk-based capital ratio		14.76%	14.35%	14.24%	14.12%	13.42%
Total risk-based capital ratio		16.56%	16.14%	16.03%	16.19%	15.45%
Tangible common equity ("TCE") ratio		8.16%	7.71%	7.41%	7.25%	7.01%

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations (2)(3)
		Quarter Ended
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data) (unaudited)		2014	2013	2013	2013	2013
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$85,243	$92,565	$87,655	$91,105	$80,807
Loans covered under shared-loss agreements with the FDIC		23,388	25,885	21,657	23,999	20,229
Total interest income from loans		108,631	118,450	109,312	115,104	101,036
Investment securities		14,443	13,607	11,789	11,198	13,136
Total interest income		123,074	132,057	121,101	126,302	114,172
Interest expense:
Deposits
Core deposits		7,662	8,834	9,947	8,885	8,286
Brokered deposits		1,316	1,387	1,387	602	1,649
Total deposits		8,978	10,221	11,334	9,487	9,935
Borrowings		10,698	11,165	10,676	10,520	10,621
Total interest expense		19,676	21,386	22,010	20,007	20,556
Net interest income		103,398	110,671	99,091	106,295	93,616
Provision for loan and lease losses, excluding acquired loans		5,625	6,934	6,930	35,919	5,795
Provision for acquired loan and lease losses	(1)	6,066	5,659	6,044	2,819	2,793
Total provision for loan and lease losses, net		11,691	12,593	12,974	38,738	8,588
Net interest income after provision for loan and lease losses		91,707	98,078	86,117	67,557	85,028
Non-interest income:
Banking service revenues		10,606	7,795	12,183	12,840	11,838
Financial services revenues		6,867	7,839	7,394	8,030	7,660
Mortgage banking activities		1,950	1,912	2,098	2,525	3,153
Total banking and financial services revenues		19,423	17,546	21,675	23,395	22,651
FDIC shared-loss expense, net		(18,487)	(20,466)	(15,965)	(19,965)	(12,871)
Net gain (loss) on:
Sales of securities and derivative activities		3,924	(158)	(914)	1,108	(826)
Early extinguishment of borrowings		-	-	-	-	1,061
Other	(20)	418	258	(1,434)	2,332	84
Total non-interest income (loss), net		5,278	(2,820)	3,362	6,870	10,099
Non-interest expense:
Compensation and employee benefits		21,787	22,030	22,590	24,089	23,249
Rent and occupancy costs		8,309	8,856	8,270	8,066	9,216
Merger and restructuring charges	(5)	-	4,600	2,252	5,273	5,534
General and administrative expenses		31,357	30,164	30,161	31,393	28,810
Total non-interest expense		61,453	65,650	63,273	68,821	66,809
Income before income taxes		35,532	29,608	26,206	5,606	28,318
Income tax expense (benefit)	(6)	11,785	9,514	6,585	(31,934)	7,126
Net income		23,747	20,094	19,621	37,540	21,192
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,838)	(1,838)	(1,838)	(1,838)
Other preferred stock		(1,627)	(1,628)	(1,627)	(1,628)	(1,627)
Net income available to common shareholders		$20,282	$16,628	$16,156	$34,074	$17,727

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition (2)(3)
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)	2014	2013	2013	2013	2013
Cash and cash equivalents	$639,806	$703,468	$657,520	$748,313	$561,446
Securities purchased under agreements to resell	-	60,000	85,000	-	60,000
Investments:
Trading securities	1,910	1,869	2,124	2,209	1,787
Investment securities available-for-sale, at fair value, with amortized cost of $1,437,106
(December 31, 2013 - $1,575,043; September 30, 2013 - $1,654,133; June 30, 2013 - $1,807,335;
March 31, 2013 - $1,948,685)
Mortgage-backed securities	1,334,865	1,439,539	1,526,485	1,650,165	1,837,613
Other investment securities	120,820	148,886	150,763	186,064	175,542
Total investment securities available-for-sale	1,455,685	1,588,425	1,677,248	1,836,229	2,013,155
Federal Home Loan Bank (FHLB) stock, at cost	24,430	24,450	24,470	22,156	33,458
Other investments	65	65	65	66	66
Total investments	1,482,090	1,614,809	1,703,907	1,860,660	2,048,466
Securities sold but not yet delivered	-	-	-	16,732	-
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial
Puerto Rico Government and its dependencies	718,823	695,996	810,391	531,543	561,613
Other Commercial Loans	1,178,287	1,180,886	1,166,950	1,205,179	1,333,442
	1,897,110	1,876,882	1,977,341	1,736,722	1,895,055
Mortgage	1,485,604	1,484,168	1,472,824	1,527,852	1,575,103
Consumer	247,851	247,539	253,754	246,387	240,548
Auto and Leasing	1,058,694	1,060,603	1,065,749	1,067,071	1,068,081
Total loans receivable not covered under shared-loss agreements with the FDIC, gross	4,689,259	4,669,192	4,769,668	4,578,032	4,778,787
Less: Deferred loan costs (fees), net	2,318	1,035	120	(831)	(2,138)
Total loans receivable not covered under shared-loss agreements with the FDIC	4,691,577	4,670,227	4,769,788	4,577,201	4,776,649
Allowance for loan and lease losses on non-covered loans	(56,183)	(54,298)	(49,614)	(46,625)	(42,720)
Loans receivable held for investment, net	4,635,394	4,615,929	4,720,174	4,530,576	4,733,929
Mortgage loans held for sale	19,355	46,529	47,085	78,350	77,644
Total loans not covered under shared-loss agreements with the FDIC, net	4,654,749	4,662,458	4,767,259	4,608,926	4,811,573

Loans covered under shared-loss agreements with the FDIC	402,263	409,690	418,119	423,372	432,708
Allowance for loan and lease losses on covered loans	(54,398)	(52,729)	(56,555)	(53,992)	(52,974)
Loans covered under shared-loss agreements with the FDIC, net	347,865	356,961	361,564	369,380	379,734
Total loans, net	5,002,614	5,019,419	5,128,823	4,978,306	5,191,307
Other assets:
FDIC shared-loss indemnification asset	166,194	189,240	225,581	253,378	283,124
Derivative assets	15,861	20,502	21,345	19,655	23,233
Prepaid expenses	15,531	15,439	16,967	23,568	22,852
Deferred tax asset, net	127,657	137,564	147,968	159,316	122,026
Foreclosed real estate and repossessed properties	110,849	102,607	94,086	91,267	87,802
Premises and equipment, net	83,029	82,903	83,145	84,300	83,461
Goodwill	86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	125,938	125,995	147,487	131,276	151,825
Total assets	$7,855,638	$8,158,015	$8,397,898	$8,452,840	$8,721,611

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued) (2)(3)
		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2014	2013	2013	2013	2013
Deposits:
Demand deposits		$2,188,458	$2,138,005	$2,177,120	$2,294,674	$2,183,825
Savings accounts		1,172,117	1,096,271	987,371	909,755	892,654
Time deposits		1,227,504	1,320,875	1,651,303	1,687,115	1,647,289
Brokered deposits		712,913	828,114	794,672	774,092	840,432
Total deposits		5,300,992	5,383,265	5,610,466	5,665,636	5,564,200
Borrowings:
Short-term borrowings		-	-	-	-	60,829
Securities sold under agreements to repurchase		1,012,240	1,267,618	1,267,423	1,313,870	1,491,675
Advances from FHLB and other borrowings		339,397	339,806	340,010	292,306	432,642
Federal funds purchased		23,712	-	13,202	29,431	29,612
Subordinated capital notes		100,404	100,010	99,486	98,961	98,436
Total borrowings		1,475,753	1,707,434	1,720,121	1,734,568	2,113,194
Other liabilities:
Derivative liabilities		13,830	14,937	16,741	16,701	24,024
Acceptances outstanding		28,152	23,042	31,881	30,571	32,512
Accrued expenses and other liabilities		140,420	144,424	138,963	134,440	117,439
Total liabilities		6,959,147	7,273,102	7,518,172	7,581,916	7,851,369
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,714	52,707	52,691	52,689	52,671
Additional paid-in capital		538,287	538,071	538,231	538,105	537,500
Legal surplus		64,292	61,957	59,867	57,906	54,128
Retained earnings		147,919	133,629	122,747	111,292	83,739
Treasury stock, at cost	(24)	(90,743)	(80,642)	(80,642)	(80,834)	(80,847)
Accumulated other comprehensive income, net		8,022	3,191	10,832	15,766	47,051
Total stockholders' equity		896,491	884,913	879,726	870,924	870,242
Total liabilities and stockholders' equity		$7,855,638	$8,158,015	$8,397,898	$8,452,840	$8,721,611

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2014	2013	2013	2013	2013
Acquired loans:	(1)
Non-covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		$1,900,112	$1,998,913	$2,091,796	$2,445,112	$2,776,136
Period-end carrying amount		1,754,041	1,832,213	1,904,324	2,203,272	2,497,576
Average carrying amount		1,805,535	1,880,702	2,155,889	2,368,459	2,555,217
Accounted for under ASC 310-20
Period-end unpaid principal balance		381,405	420,646	494,286	566,642	791,360
Period-end carrying amount		392,491	435,439	517,842	585,700	811,113
Average carrying amount		424,766	482,396	628,363	849,281	870,871
Covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		750,781	812,672	861,900	897,184	931,923
Period-end carrying amount		347,865	356,961	361,564	369,380	379,734
Average carrying amount		355,531	358,158	366,703	374,611	391,003

Total acquired loans
Period-end unpaid principal balance		3,032,298	3,232,231	3,447,982	3,908,938	4,499,419
Period-end carrying amount		2,494,397	2,624,613	2,783,730	3,158,352	3,688,423
Average carrying amount		2,585,832	2,721,256	3,150,955	3,592,351	3,817,091

Originated and other loans held for investment:
Period-end unpaid principal balance		2,558,795	2,496,751	2,438,310	1,792,786	1,469,477
Period-end carrying amount		2,542,727	2,401,540	2,347,502	1,789,060	1,470,098
Average carrying amount		2,421,514	2,396,008	1,985,790	1,463,918	1,270,968

Total loans
Period-end unpaid principal balance		$5,591,093	$5,728,982	$5,886,292	$5,701,724	$5,968,896
Period-end carrying amount		5,037,124	5,026,153	5,131,232	4,947,412	5,158,521
Average carrying amount		5,007,347	5,117,264	5,136,745	5,056,269	5,088,059

		2014	2013	2013	2013	2013
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Quarterly loan production
Mortgage		$50,843	$67,535	$60,676	$101,279	$77,124
Commercial		39,769	156,898	365,300	104,538	74,101
Consumer		27,796	23,604	28,586	26,634	22,614
Auto and Leasing		93,617	84,639	94,967	94,737	100,981
Total		$212,025	$332,676	$549,529	$327,188	$274,820

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2014 Q1			2013 Q4			2013 Q3			2013 Q2			2013 Q1
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$482,497	$283	0.24%	$532,753	$366	0.27%	$538,094	$241	0.18%	$541,038	$242	0.18%	$551,242	$311	0.23%
Investment securities	1,619,020	14,160	3.55%	1,652,016	13,241	3.18%	1,764,118	11,548	2.60%	1,938,053	10,956	2.27%	2,108,153	12,828	2.47%
Loans
Originated and other loans	2,421,514	39,003	6.53%	2,396,008	37,543	6.22%	1,985,790	30,678	6.13%	1,463,918	23,363	6.40%	1,270,968	20,372	6.50%
Acquired loans accounted for under ASC 310-30	1,805,535	40,269	9.05%	1,880,702	48,731	10.28%	2,155,889	48,351	8.90%	2,368,459	54,427	9.22%	2,555,217	47,669	7.57%
Acquired loans accounted for under ASC 310-20	424,766	5,971	5.70%	482,396	6,291	5.17%	628,363	8,624	5.45%	849,281	13,315	6.29%	870,871	12,764	5.94%
Loans not covered under shared-loss agreements with the FDIC	4,651,816	85,243	7.43%	4,759,106	92,565	7.72%	4,770,042	87,653	7.29%	4,681,658	91,105	7.81%	4,697,056	80,805	6.98%
Loans covered under shared-loss agreements with the FDIC	355,531	23,388	26.68%	358,158	25,885	28.67%	366,703	21,657	23.43%	374,611	23,999	25.70%	391,003	20,229	20.98%
Total loans	5,007,347	108,631	8.80%	5,117,264	118,450	9.18%	5,136,745	109,310	8.44%	5,056,269	115,104	9.13%	5,088,059	101,034	8.05%
Total interest-earning assets	$7,108,864	$123,074	7.02%	$7,302,033	$132,057	7.18%	$7,438,957	$121,099	6.46%	$7,535,360	$126,302	6.72%	$7,747,454	$114,173	5.98%

Interest bearing liabilities:
Deposits
Demand deposits	$2,160,626	$2,324	0.44%	$2,197,151	$2,665	0.48%	$2,238,164	$2,778	0.49%	$2,159,859	$1,966	0.37%	$2,219,855	$3,739	0.68%
Savings accounts	1,126,987	2,296	0.83%	1,056,645	2,347	0.88%	941,892	2,313	0.97%	893,804	3,015	1.35%	859,254	1,807	0.85%
Time deposits	1,293,344	4,405	1.38%	1,510,049	5,553	1.46%	1,674,495	6,530	1.55%	1,700,949	6,683	1.58%	1,658,168	7,253	1.77%
Brokered deposits	751,558	1,516	0.82%	771,248	1,610	0.83%	799,723	1,679	0.83%	858,199	1,790	0.84%	856,451	1,989	0.94%
	5,332,515	10,541	0.80%	5,535,093	12,175	0.87%	5,654,274	13,300	0.93%	5,612,811	13,454	0.96%	5,593,728	14,788	1.07%
Purchase accounting and other adjustments	-	(1,563)	-	-	(1,954)	-	-	(1,968)	-	-	(3,967)	-	-	(4,852)	-
Total deposits	5,332,515	8,978	0.68%	5,535,093	10,221	0.73%	5,654,274	11,332	0.80%	5,612,811	9,487	0.68%	5,593,728	9,936	0.72%
Borrowings
Securities sold under agreements to repurchase	1,156,747	7,411	2.60%	1,265,000	7,680	2.41%	1,268,544	7,211	2.26%	1,356,716	7,109	2.10%	1,525,575	7,248	1.93%
Advances from FHLB and other borrowings	375,862	2,295	2.48%	377,422	2,344	2.46%	366,964	2,321	2.51%	408,019	2,241	2.20%	529,365	1,713	1.31%
Subordinated capital notes	100,173	992	4.02%	99,693	1,141	4.54%	99,261	1,144	4.57%	98,648	1,170	4.76%	143,659	1,660	4.69%
Total borrowings	1,632,782	10,698	2.66%	1,742,115	11,165	2.54%	1,734,769	10,676	2.44%	1,863,383	10,520	2.26%	2,198,599	10,621	1.96%
Total interest-bearing liabilities	$6,965,297	$19,676	1.15%	$7,277,208	$21,386	1.17%	$7,389,043	$22,008	1.18%	$7,476,194	$20,007	1.07%	$7,792,327	$20,557	1.07%
Interest rate spread		$103,398	5.87%		$110,671	6.01%		$99,091	5.28%		$106,295	5.65%		$93,616	4.91%
Net interest margin			5.90%			6.01%			5.28%			5.66%			4.90%

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
		2014	2013	2013	2013	2013
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Net Charge-offs
Mortgage:
Charge-offs	(21)	$1,214	$3,102	$1,758	$29,119	$2,588
Recoveries		(148)	(6)	-	-	-
Total mortgage		1,066	3,096	1,758	29,119	2,588
Commercial:
Charge-offs		419	211	2,234	2,887	557
Recoveries		(98)	(91)	(28)	(234)	(28)
Total commercial		321	120	2,206	2,653	529
Consumer:
Charge-offs		838	451	465	323	246
Recoveries		(147)	(23)	(37)	(43)	(65)
Total consumer		691	428	428	280	181
Auto and Leasing:
Charge-offs		4,645	2,496	1,305	709	91
Recoveries		(1,524)	(713)	(639)	(209)	(6)
Total auto and leasing		3,121	1,783	666	500	85
Total		$5,199	$5,427	$5,058	$32,552	$3,383
Net Charge-off Rates
Mortgage		0.57%	1.66%	0.92%	14.50%	1.40%
Commercial		0.11%	0.04%	1.04%	2.71%	0.57%
Consumer		2.16%	1.46%	1.75%	1.44%	1.23%
Auto and Leasing		2.99%	2.02%	0.98%	1.05%	0.34%
Total		0.86%	0.91%	1.02%	8.89%	1.06%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$746,868	$731,345	$714,568	$726,666	$773,649
GNMA's buy-back option program		35,282	34,920	32,511	32,513	20,190
Total mortgage		782,150	766,265	747,079	759,179	793,839
Commercial		1,170,145	1,127,657	1,173,212	702,270	459,316
Consumer		142,492	127,744	113,509	94,519	70,254
Auto and Leasing		447,940	379,874	313,702	233,092	146,689
Total		$2,542,727	$2,401,540	$2,347,502	$1,789,060	$1,470,098
Average Loans Held For Investment
Mortgage		$753,248	$744,989	$763,929	$803,272	$740,072
Commercial		1,121,953	1,180,142	852,395	392,261	372,941
Consumer		128,239	117,391	97,738	77,948	58,908
Auto and Leasing		418,074	353,486	271,727	190,438	99,048
Total		$2,421,514	$2,396,008	$1,985,790	$1,463,918	$1,270,968

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2014	2013	2013	2013	2013
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage	(17) (18)	$67,016	$72,028	$69,919	$77,728	$78,316
Commercial		2,419	9,581	4,560	12,804	4,069
Consumer		2,995	2,665	1,983	835	680
Auto and Leasing		42,347	34,968	21,186	10,901	3,313
Total		$114,777	$119,242	$97,648	$102,268	$86,378
Early Delinquency Rates (30 - 89 days past due)
Mortgage	(17) (18)	8.57%	9.40%	9.36%	10.24%	9.87%
Commercial		0.21%	0.85%	0.39%	1.82%	0.89%
Consumer		2.10%	2.09%	1.75%	0.88%	0.97%
Auto and Leasing		9.45%	9.21%	6.75%	4.68%	2.26%
Total		4.51%	4.97%	4.16%	5.72%	5.88%
Total Delinquency (30 days and over past due)
Mortgage:	(17) (18)
Traditional, Non traditional, and Loans under Loss Mitigation		$107,908	$111,263	$102,672	$114,452	$168,527
GNMA's buy-back option program		35,282	34,920	32,511	32,513	20,190
Total mortgage		143,190	146,183	135,183	146,965	188,717
Commercial		10,865	24,738	27,249	26,251	27,714
Consumer		3,674	3,315	2,408	1,205	1,021
Auto and Leasing		48,219	40,057	23,822	11,997	3,385
Total		$205,948	$214,293	$188,662	$186,418	$220,837
Total Delinquency Rates (30 days and over past due)
Mortgage:	(17) (18)
Traditional, Non traditional, and Loans under Loss Mitigation		13.80%	14.52%	13.74%	15.08%	21.23%
GNMA's buy-back option program		4.51%	4.56%	4.35%	4.28%	2.54%
Total mortgage		18.31%	19.08%	18.09%	19.36%	23.77%
Commercial		0.93%	2.19%	2.32%	3.74%	6.03%
Consumer		2.58%	2.60%	2.12%	1.27%	1.45%
Auto and Leasing		10.76%	10.54%	7.59%	5.15%	2.31%
Total		8.10%	8.92%	8.04%	10.42%	15.02%
Nonperforming Assets	(22)
Mortgage	(17) (18)	$51,728	$51,058	$45,596	$55,667	$101,049
Commercial		23,792	22,830	30,838	32,430	30,756
Consumer		1,084	805	490	324	371
Auto and Leasing		6,047	5,089	2,661	35	219
Total nonperforming loans		82,651	79,782	79,585	88,456	132,395
Foreclosed real estate		14,592	16,009	19,164	18,995	19,025
Other repossessed assets		147	197	170	99	52
Mortgage loans held for sale		1,554	-	654	26,586	-
Total nonperforming assets		$98,944	$95,988	$99,573	$134,136	$151,472
Nonperforming Loan Rates
Mortgage	(17) (18)	6.61%	6.66%	6.10%	7.33%	12.73%
Commercial		2.03%	2.02%	2.63%	4.62%	6.70%
Consumer		0.76%	0.63%	0.43%	0.34%	0.53%
Auto and Leasing		1.35%	1.34%	0.85%	0.02%	0.15%
Total loans		3.25%	3.32%	3.39%	4.94%	9.01%

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter Ended March 31, 2014
					Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Originated
Balance at beginning of period		$19,937	$14,897	$6,006	$7,866	$375	$49,081
Provision for loan and lease losses		640	(582)	1,820	3,986	(239)	5,625
Charge-offs		(1,214)	(419)	(838)	(4,645)	-	(7,116)
Recoveries		148	98	147	1,524	-	1,917
Balance at end of period		$19,511	$13,994	$7,135	$8,731	$136	$49,507
Allowance coverage ratio		2.49%	$1.20%	$5.01%	$1.95%	$0.01%	$1.95%

Acquired
Acquired loans accounted for under ASC 310-30
Balance at beginning of period		-	$1,713	$418	$732	$-	$2,863
Provision for loan and lease losses, net		$-	$940	$(13)	$(732)	$-	$195
Balance at end of period		-	$2,653	$405	$-	$-	$3,058

Acquired loans accounted for under ASC 310-20
Balance at beginning of period			$926	$-	$1,428	$-	$2,354
Provision for loan and lease losses			115	2,462	1,665	-	4,242
Charge-offs			(174)	(2,058)	(1,296)	-	(3,528)
Recoveries			-	100	450	-	550
Balance at end of period			$867	$504	$2,247	$-	$3,618

Total non-covered loans
Balance at beginning of period		$19,937	$17,536	$6,424	$10,026	$375	$54,298
Provision for loan and lease losses		640	473	4,269	4,919	(239)	10,062
Charge-offs	(21)	(1,214)	(593)	(2,896)	(5,941)	-	(10,644)
Recoveries		148	98	247	1,974	-	2,467
Balance at end of period		$19,511	$17,514	$8,044	$10,978	$136	$56,183

Covered loans
Balance at beginning of period		$12,495	$39,619	$615	$-	$-	$52,729
Provision for loan and lease losses, net		1,898	(270)	-	-	-	1,628
FDIC shared-loss portion of provision for covered loan and lease losses, net		(172)	212	-	-	-	41
Balance at end of period		$14,221	$39,562	$615	$-	$-	$54,398

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended March 31, 2014
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$287,841	$96,139	$42,993	$77,845	$12,735	$517,553
Accretion	(9,369)	(12,717)	(4,486)	(11,825)	(1,872)	(40,269)
Transfers (to) from non-accretable discount	(4)	(785)	(3,502)	8,615	393	4,717
Balance at end of period	$278,468	$82,637	$35,005	$74,635	$11,256	$482,001

Non-Accretable Discount
Balance at beginning of period	$463,166	$42,515	$5,851	$39,645	$28,410	$579,587
Principal losses	(4,522)	(1,749)	(2,105)	(1,702)	(1,498)	(11,576)
Transfers from (to) accretable yield	4	785	3,502	(8,615)	(393)	(4,717)
Balance at end of period	$458,648	$41,551	$7,248	$29,328	$26,519	$563,294

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$53,250	$95,093	$1,690	$10,238	$2,688	$162,959
Accretion	(4,164)	(14,852)	(1,080)	(3,011)	(281)	(23,388)
Transfers from (to) non-accretable discount	5,533	2,959	(401)	105	-	8,196
Balance at end of period	$54,619	$83,200	$209	$7,332	$2,407	$147,767

Non-Accretable Discount
Balance at beginning of period	$39,182	$81,092	$-	$-	$9,203	$129,477
Principal losses	(2,309)	(10,997)	(401)	105	(356)	(13,958)
Transfers (to) from accretable yield	(5,533)	(2,959)	401	(105)	-	(8,196)
Balance at end of period	$31,340	$67,136	$-	$-	$8,847	$107,323

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2014	2013	2013	2013	2013
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$894,636	$881,131	$868,314	$864,654	$860,989
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,123
Average total common stockholders' equity	$728,766	$715,261	$702,444	$698,784	$695,112
Less: Average intangible assets	(97,792)	(98,367)	(99,048)	(99,660)	(100,308)
Average tangible common equity	$630,974	$616,894	$603,396	$599,124	$594,804
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$896,491	$884,913	$879,726	$870,924	$870,242
Less: Intangible assets	(97,439)	(97,981)	(98,625)	(99,270)	(99,915)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$633,182	$621,062	$615,231	$605,784	$604,457

Common stock outstanding at end of period	45,004	45,677	45,661	45,640	45,621
Tangible book value	$14.07	$13.60	$13.47	$13.27	$13.25
Total Assets to Tangible Assets
Total assets	$7,855,638	$8,158,015	$8,397,898	$8,452,840	$8,721,611
Less: Intangible assets	(97,439)	(97,981)	(98,625)	(99,270)	(99,915)
Tangible assets	$7,758,199	$8,060,034	$8,299,273	$8,353,570	$8,621,696
Non-GAAP TCE Ratio
Tangible common equity	$633,182	$621,062	$615,231	$605,784	$604,457
Tangible assets	7,758,199	8,060,034	8,299,273	8,353,570	8,621,696
TCE ratio	8.16%	7.71%	7.41%	7.25%	7.01%

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

	2014	2013	2013	2013	2013
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Regulatory Capital Ratios
Total stockholders' equity	$896,491	$884,913	$879,726	$870,924	$870,242
Less: Unrealized gains on available-for-sale securities, net of income tax	(16,034)	(11,434)	(20,324)	(25,400)	(58,393)
Unrealized losses on cash flow hedges, net of income tax	8,013	8,243	9,492	9,634	11,342
Disallowed goodwill and other intangible assets	(97,439)	(97,981)	(98,625)	(89,584)	(77,867)
Disallowed deferred tax assets	(79,016)	(80,430)	(89,275)	(96,473)	(80,384)
Disallowed servicing assets	(1,397)	(1,380)	(1,365)	(1,299)	(1,154)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tier 1 common equity capital	544,749	536,062	513,759	501,932	497,916
Plus: Qualifying noncumulative perpetual preferred stock	176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs	(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	745,618	736,931	714,629	702,802	698,786
Plus: Long-term debt qualifying as Tier 2 capital	26,800	26,800	26,800	40,200	40,200
Qualifying allowance for loan and lease losses	63,749	64,746	63,292	62,683	65,475
Tier 2 capital	90,549	91,546	90,092	102,883	105,675
Total risk-based capital	$836,168	$828,477	$804,721	$805,685	$804,461

Risk-weighted assets	$5,050,672	$5,134,538	$5,019,563	$4,975,818	$5,207,394

Leverage ratio	9.51%	9.11%	8.74%	8.54%	8.07%
Tier 1 common ratio	10.79%	10.44%	10.24%	10.09%	9.56%
Tier 1 risk-based capital ratio	14.76%	14.35%	14.24%	14.12%	13.42%
Total risk-based capital ratio	16.56%	16.14%	16.03%	16.19%	15.45%

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(3)

Results for Q1 2013 and thereafter include the impact of the December 18, 2012 acquisition of BBVAPR, which resulted in the addition of loans of $3.56 billion, other assets of $1.27 billion, and deposits of $3.50 billion at acquisition.

(4)	Total banking and financial services revenues.
(5)

Results include merger and restructuring expenses, which include (1) planned integration and other activities related to the BBVAPR acquisition, and (2) organizational restructuring initiatives. The total acquisition related expense for 2013 was $17.5 million.

(6)

Tax benefit for Q2 2013 includes:  (i) $35.7 million gain from an increase in OFG's Deferred Tax Asset as a result of the Tax Amendments, which raised corporate income taxes to 39% from 30%; (ii) Q2 2013 income taxes at OFG's effective tax rate of 35.5%; and (iii) an amount to bring the Q1 2013 effective rate up to 35.5%, from the previously recorded 25.2%.

(7)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(8)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(9)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(10)	Information includes all loans, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(11)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(12)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(13)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(14)

Calculated based on non-interest expense, excluding merger and restructuring charges, for the period divided by total net interest income and total banking and financial services revenues for the period.

(15)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(16)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(17)	Ratios for Q2 2013 do not include $59.0 million of non-performing residential mortgage loans reclassified to held-for-sale during the quarter. These loans were sold during Q3 2013.
(18)	During Q1 2014, the Company changed its methodology for determining mortgage delinquency from calendar days to installments.
(19)	TCE ratio is a non-GAAP capital ratio. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(20)	Results for Q3 2013 includes $1.4 million loss from the sale of Oriental originated non-performing residential mortgage loans held-for-sale.
(21)	Results for Q2 2013 includes $27.0 million charge-offs due to the reclassification to held-for-sale of non-performing residential mortgage loans with unpaid principal balance of $59.0 million.
(22)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(23)	The Board of directors increased OFG's regular quarterly dividend per common share to $0.08 per share during Q4 2013.
(24)	During Q1 2014, the Company purchased 707,400 shares under the current stock repurchase program for a total of $10.4 million, at an average price of $14.66 per share.